Exhibit 5.1

[Letterhead of Faegre Baker Daniels LLP]

May 16, 2018
Northern Oil and Gas, Inc.
601 Carlson Pkwy, Suite 900
Minnetonka, MN 55305

Ladies and Gentlemen:

We have acted as counsel for Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S‑4, file no. 333-216887 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of up to 10,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), in connection with future business combination transactions or acquisitions by the Company or its subsidiaries of businesses, assets or securities (the “Shares”). We have been requested by the Company to render this opinion in connection with the Company’s conversion from a Minnesota corporation to a Delaware corporation and the related filing of the Amendment.
The Shares may be offered in one or more offerings in amounts and on terms to be determined at the time of the offering, to be set forth, if necessary, in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Certificate of Incorporation, as currently in effect (the “Certificate of Incorporation”), (ii) the Company’s Bylaws, as currently in effect, (iii) the Registration Statement, (iv) resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other things, the authorization and issuance of the Shares and the registration of the resale thereof, and (v) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.
In connection with rendering our opinions set forth below, we have assumed that:

(i)	all information, representations and warranties contained in all documents reviewed by us are true and correct;

(ii)	all signatures on all documents examined by us are genuine;

(iii)	each natural person signing the documents we examined had the legal capacity to do so;

(iv)
all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals of those documents and there are no undisclosed modifications to the documents reviewed by us;

(v)	the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law; and

(vi)	the Shares will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the acquirers.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when (i) the Board (or an authorized committee thereof) has taken all necessary corporate action (including the adoption and approval of resolutions authorizing the Company to issue, offer and sell the Shares) to authorize and approve the acquisition transaction pursuant to which the Shares are to be issued and the related issuance of Shares and any related documentation, and (ii) the Shares are issued, sold, delivered and paid for in accordance with the Registration Statement, any applicable Prospectus Supplement and the terms of the definitive agreement governing the issuance of such Shares, the Shares will be validly issued, fully paid and non-assessable.
The foregoing opinion assumes that, at or prior to the time of delivery of any such Shares, (i) the Registration Statement, the Amendment and any other required post-effective amendments thereto shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Common Stock shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement or with a Current Report on Form 8-K; and (iii) upon the issuance of the Shares, the total number of issued and outstanding shares of Common Stock of the Company will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.
We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the Delaware General Corporation Law.
This opinion is rendered as of the date first written above and we assume no obligation to revise or supplement this opinion thereafter. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, FAEGRE BAKER DANIELS LLP By /s/ Joshua L. Colburn Joshua L. Colburn